Exhibit 2.31

AMENDMENT NO. 4

THIS AMENDMENT NO. 4, dated as of January 14, 2011 (this “Amendment”), of those certain Credit Agreements referenced below is by and among FRESENIUS MEDICAL CARE AG & Co. KGaA, a German partnership limited by shares (“FMCAG”), FRESENIUS MEDICAL CARE HOLDINGS, INC., a New York corporation (“FMCH”), and the other Borrowers identified herein, the Guarantors identified herein, the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Bank Credit Agreement.

W I T N E S S E T H

WHEREAS, a $1.0 billion revolving credit facility has been established pursuant to the terms of that certain Bank Credit Agreement dated as of March 31, 2006 (as amended and modified, the ‘‘Bank Credit Agreement”) and a $3.6 billion term loan credit facility, consisting of a $1.85 billion Tranche A Term Loan and a $1.75 billion Tranche B Term Loan, has been established pursuant to the terms of that certain Term Loan Credit Agreement dated as of March 31, 2006 (as amended and modified, the “Term Loan Credit Agreement” and together with the Bank Credit Agreement, the “Credit Agreements”), in each case, by and among FMCAG, FMCH, and certain subsidiaries and affiliates as Borrowers and Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent and Collateral Agent;

WHEREAS, the Borrowers have requested certain modifications to the Credit Agreements;

WHEREAS, the Lenders have agreed to the requested amendment on the terms and conditions set forth herein and have directed the Administrative Agent to enter into this Amendment on their behalf;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 1.     Amendments Applicable to Both Credit Agreements. In addition to the amendments set forth in Section 1 hereof, both the Bank Credit Agreement and the Term Loan Credit Agreement are amended in the following respects:

1.1     Defined Terms. In Section 1.01 (Defined Terms), the following:

1.1.1     The following defined terms are amended or added to read as follows:

“Amendment No. 4” means that certain Amendment No. 4 to this Credit Agreement dated as of the Amendment No. 4 Effective Date.

“Amendment No. 4 Effective Date” means January 14, 2011.

“Euromedic Acquisition” means the acquisition by FMCAG and its Subsidiaries of International Dialysis Centres, the kidney dialysis business of Euromedic International Group B.V., as announced on January 4, 2011, for a purchase price of approximately Euro 485 million as adjusted pursuant to the terms of the relevant purchase agreement, as amended and in effect from time to time.

1.1.2     In the definition of “Material Domestic Subsidiary”, clause (b) of the proviso is amended to read as follows:

‘‘(b) for purposes of determining whether any special purpose Subsidiary of FMCAG that issues or assumes Trust Preferred Securities or other senior notes is a Material Domestic Subsidiary hereunder, the proceeds of such Trust Preferred Securities or other senior notes shall not be considered for the purpose of determining assets of such Subsidiary to the extent such proceeds have been lent as Trust Preferred Subdebt or permitted intercompany indebtedness, respectively, or contributed to another member of the Consolidated Group, and any interest in respect of any such loan shall not be considered for the purpose of determining Consolidated EBITDA of such Subsidiary.”

1.1.3     In the lead-in of the definition of “Permitted Acquisition”, clause (b) is renumbered as clause (c), and a new clause (b) is inserted immediately prior to the “and” to read “, (b) the Euromedic Acquisition,”.

1.2     In Section 8.01 (Indebtedness), the following:

1.2.1     Subsection (c) is amended to read as follows:

(c)     unsecured or secured intercompany Indebtedness among members of the Consolidated Group to the extent permitted by Sections 8.02(r) and 8.03;

1.2.2     In subsection (m), the “.” at the end is amended to read “; and” and a new subsection (n) is added after to read as follows:

(n)     In addition to other Indebtedness permitted under this Section 8.01, Indebtedness of up to $950 million outstanding at any time assumed or incurred by members of the Consolidated Group that are not Wholly-Owned Subsidiaries, including joint ventures and other entities in which FMCAG, directly or indirectly, does not own all of the Capital Stock with ordinary voting power.

1.3     In Section 8.02 (Liens), subsections (r) and (s) are renumbered as (s) and (t), respectively, and a new subsection (r) is added to read as follows:

(r)     Liens on the property of, and ownership interests in, members of the Consolidated Group that are not Wholly-Owned Subsidiaries, including joint ventures and other entities in which FMCAG, directly or indirectly, does not own all of the Capital Stock with ordinary voting power, securing Indebtedness permitted hereunder;

1.4     In Section 8.03 (Investments), the following:

1.4.1     In subsection (o), the “(excluding those Investments permitted under subsections (d), (e) or (n) of this Section 8.03)” is amended to read “(excluding those Investments permitted under subsections (d), (e), (n) or (p) of this Section 8.03)”.

1.4.2     In subsection (p), the reference to “$450 million” is amended and increased to read “$900 million”.

1.5     In Section 8.09 (No Further Negative Pledges), the reference in the lead-in language to “Indebtedness permitted under subsections (b), (e), (f), (g), (h), (j) and (m) of Section 8.01” is amended to read “Indebtedness permitted under subsections (b), (c), (e), (f), (g), (h), (j), (m) and (n) of Section 8.01”.

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Section 2.     Miscellaneous. FMCAG, FMCH and the Co-Borrowers are Borrowers with joint and several liability with respect to the Tranche B Term Loan under the Term Loan Credit Agreement. Pursuant to Section 2.01(b)(ii) thereof, on the Closing Date a portion of the Tranche B Term Loan in an aggregate principal amount of TWO HUNDRED FORTY-FIVE MILLION DOLLARS ($245,000,000) was advanced to FMCAG as borrower therefor. On the date hereof FMCH and the Co-Borrowers hereby (i) assume the obligations of FMCAG as primary Borrower in respect of such portion of the Tranche B Term Loan, and (ii) acknowledge their joint and several liability for such Tranche B Term Loan pursuant to Section 11.18 of the Term Loan credit Agreement.

Section 3.     Conditions Precedent. This Amendment shall become effective upon prior or simultaneous satisfaction of the following conditions, in form and substance reasonably satisfactory to the Administrative Agent:

3.1     Receipt by the Administrative Agent of executed signature pages to this Amendment (or, in the case of the Lenders, a written consent directing the Administrative Agent to enter into this Amendment on their behalf) from (i) the Borrowers and the Guarantors, (ii) the Administrative Agent, (iii) the Required Revolving Lenders, and (iv) the Required Lenders.

3.2     Payment of all fees and expenses owing in connection with this Amendment, including fees and expenses of counsel to the Administrative Agent, to the extent invoiced.

The Administrative Agent will promptly notify the Credit Parties and the Lenders when the conditions to the effectiveness of the amendment provisions of Section 2 of this Amendment have been met and will confirm that those provisions are effective. The provision of Section 1 shall not be effective until the Administrative Agent shall have given such confirmation.

Section 4.     Representations and Warranties. Each of the Credit Parties hereby represents and warrants that:

(a)     it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby;

(b)     it has executed and delivered this Amendment and the Amendment is a legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that the enforceability may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by equitable principles of law (regardless whether enforcement is sought in equity or at law);

(c)     as of the date hereof, (i) the representations and warranties set forth in Article VI of both Credit Agreements are true and correct in all material respects as of the date hereof (except those which expressly relate to an earlier period, in which case they are true and correct as of such earlier period) and (ii) no Default or Event of Default exists or will result herefrom.

Section 5.     Guarantor Acknowledgment. Each Guarantor acknowledges and consents to all of the terms and conditions of this Amendment, affirms its guaranty obligations under and in respect of the Credit Documents and agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge any Guarantor’s obligations under the Credit Documents, except as expressly set forth therein.

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Section 6.     Full Force and Effect; Affirmation. Except as modified hereby, all of the terms and provisions of the Credit Agreements and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect. Each of the Credit Parties hereby (a) affirms all of its obligations under the Credit Documents to which it is party and (b) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge their obligations under any Credit Document, except as expressly stated therein.

Section 7.     Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen PLLC.

Section 8.     Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery by any party hereto of an executed counterpart of this Amendment by facsimile shall be effective as such party’s original executed counterpart.

Section 9.     Credit Document. Each of the parties hereto hereby agrees that this Amendment is a Credit Document.

Section 10.     Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

[Signatures on Following Pages]

BORROWERS AND GUARANTORS:	FRESENIUS MEDICAL CARE AG & Co. KGaA, a German partnership limited by shares, represented by FRESENIUS MEDICAL CARE MANAGEMENT AG, a German corporation, its general partner

By:	/S/ Michael Brosnan
Name:     Michael Brosnan

Title:	Member of the Management Board

By:	/S/ Kent Wanzek
Name:     Kent Wanzek

Title:	Member of the Management Board

BORROWER AND GUARANTOR:	FRESENIUS MEDICAL CARE NORTH AMERICA HOLDINGS LIMITED PARTNERSHIP, a Delaware limited partnership

By: Fresenius Medical Care US Vermögensverwaltungs GmbH and Co. KG, a German partnership
Its General Partner
By: Fresenius Medical Care Vermögensverwaltungs GmbH, a German limited liability company
Its General Partner

By:	/S/ Josef Dinger
Name:     Josef Dinger

Title:	Managing Director

BORROWERS AND GUARANTORS:	FRESENIUS MEDICAL CARE HOLDINGS, INC., a New York corporation

By:	/S/ Mark Fawcett
Name:     Mark Fawcett

Title:	Vice President and Treasurer

AMENDMENT NO. 4 TO BANK CREDIT AGREEMENT
AND TERM LOAN CERDIT AGREEMENT

CO-BORROWERS AND GUARANTORS:

NATIONAL MEDICAL CARE, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF ALABAMA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF CALIFORNIA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF FLORIDA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF GEORGIA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF ILLINOIS, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF INDIANA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF KENTUCKY, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF LOUISIANA, LLC, a Delaware limited liability company
BIO-MEDICAL APPLICATIONS OF MICHIGAN, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF MINNESOTA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF MISSISSIPPI, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF NEW HAMPSHIRE, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF NEW JERSEY, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF NEW MEXICO, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF OHIO, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF SOUTH CAROLINA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF TENNESSEE, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF TEXAS, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF WEST VIRGINIA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC., a Delaware corporation
FRESENIUS USA MANUFACTURING, INC., a Delaware corporation
FRESENIUS USA MARKETING, INC., a Delaware corporation
FRESENIUS USA, INC., a Massachusetts corporation
SAN DIEGO DIALYSIS SERVICES, INC., a Delaware corporation
SPECTRA LABORATORIES, INC., a Nevada corporation
WSKC DIALYSIS SERVICES, INC., an Illinois corporation
EVEREST HEALTHCARE INDIANA, INC., an Indiana corporation

By:	/S/ Mark Fawcett
Name:     Mark Fawcett

Title:	Vice President and Treasurer

AMENDMENT NO. 4 TO BANK CREDIT AGREEMENT
AND TERM LOAN CERDIT AGREEMENT

GUARANTORS:	BIO-MEDICAL APPLICATIONS OF MARYLAND, INC., a Delaware corporation
FRESENIUS SECURITIES, INC., a California corporation
SRC HOLDING COMPANY, INC., a Delaware corporation

By:	/S/ Mark Fawcett
Name:     Mark Fawcett

Title:	Vice President and Treasurer

AMENDMENT NO. 4 TO BANK CREDIT AGREEMENT
AND TERM LOAN CERDIT AGREEMENT

GUARANTORS:	BIO-MEDICAL APPLICATIONS MANAGEMENT COMPANY, INC., a Delaware corporation
NMC A, LLC, a Delaware limited liability company
BIO-MEDICAL APPLICATIONS OF MAINE, INC., a Delaware corporation
EVEREST HEALTHCARE HOLDINGS, INC, a Delaware corporation
FRESENIUS MANAGEMENT SERVICES, INC, a Delaware corporation
RENAL CARE GROUP, INC., a Delaware corporation
DIALYSIS CENTERS OF AMERICA – ILLINOIS, INC., an Illinois corporation
STAT DIALYSIS CORPORATION, a Delaware corporation
RENAL CARE GROUP OF THE MIDWEST, INC., a Kansas corporation

By:	/S/ Mark Fawcett
Name:     Mark Fawcett

Title:	Vice President and Treasurer

NEW YORK DIALYSIS SERVICES, INC., a New York corporation

By:	/S/ Mark Fawcett
Name:     Mark Fawcett

Title:	Treasurer

AMENDMENT NO. 4 TO BANK CREDIT AGREEMENT
AND TERM LOAN CERDIT AGREEMENT

GUARANTORS:	NATIONAL MEDICAL CARE OF SPAIN, S.A., a corporation (sociedad anónima) organized under the laws of Spain

By:	/S/ Dr. Andrea Stopper
Name:     Dr. Andrea Stopper

Title:	Authorized Representative

AMENDMENT NO. 4 TO BANK CREDIT AGREEMENT
AND TERM LOAN CERDIT AGREEMENT

GUARANTORS:	FMC TRUST FINANCE S.à r.l. LUXEMBOURG-III, a private limited company (société à responsabilité limitée) organized under the laws of Luxembourg

By:	/S/ Gabriele Dux
Name:     Gabriele Dux

Title:	Manager

FMC FINANCE III S.A., a company existing under the laws of Luxembourg

By:	/S/ Gabriele Dux
Name:     Gabriele Dux

Title:	Director

FMC FINANCE VI S.A., a société anonyme (Public limited company) existing under the laws of Luxembourg

By:	/S/ Gabriele Dux
Name:     Gabriele Dux

Title:	Director

FMC FINANCE II S.à r.l., a private limited company (société à responsabilité limitée) organized under the laws of Luxembourg

By:	/S/ Gabriele Dux
Name:     Gabriele Dux

Title:	Director

FMC FINANCE VII S.A., a société anonyme (Public limited company) existing under the laws of Luxembourg

By:	/S/ Gabriele Dux
Name:     Gabriele Dux

Title:	Director

AMENDMENT NO. 4 TO BANK CREDIT AGREEMENT
AND TERM LOAN CERDIT AGREEMENT

GUARANTORS:	FRESENIUS MEDICAL CARE DEUTSCHLAND GmbH, a German limited liability company

By:	/S/ Alexandra Dambeck
Name:     Alexandra Dambeck

Title:	Managing Director

By:	/S/ Eberhard Sieger
Name:     Eberhard Sieger

Title:	Managing Director

FRESENIUS MEDICAL CARE
BETEILIGUNGSGESELLSCHAFT mbH, a German
limited liability company

By:	/S/ Michael Brosnan
Name:     Michael Brosnan

Title:	Managing Director

By:	/S/ Dr. Rainer Runte
Name:     Dr. Rainer Runte

Title:	Managing Director

FRESENIUS MEDICAL CARE US
BETEILIGUNGSGESELLSCHAFT mbH, a German
limited liability company

By:	/S/ Josef Dinger
Name:     Josef Dinger

Title:	Managing Director

FRESENIUS MEDICAL CARE GmbH, a German
limited liability company

By:	/S/ Gunther Klotz
Name:     Gunther Klotz

Title:	Managing Director

By:	/S/ Michael Mareth
Name:     Michael Mareth
Title: Managing Director

AMENDMENT NO. 4 TO BANK CREDIT AGREEMENT
AND TERM LOAN CERDIT AGREEMENT

GUARANTORS:	FRESENIUS MEDICAL CARE US ZWEI BETEILIGUNGSGESELLSCHAFT mbH, a German limited liability company

By:	/S/ Josef Dinger
Name:     Josef Dinger

Title:	Managing Director

FRESENIUS MEDICAL CARE US DREI BETEILIGUNGSGESELLSCHAFT mbH, a German limited liability company

By:	/S/ Josef Dinger
Name:     Josef Dinger

Title:	Managing Director

FRESENIUS MEDICAL CARE US ZWEI VERMÖGENSVERWALTUNGS GmbH & Co. KG,
a German limited partnership

By:	Fresenius Medical Care Vermögensverwaltungs GmbH, a German limited liability company

Its General Partner

By:	/S/ Josef Dinger
Name:     Josef Dinger

Title:	Managing Director

FMC FINANCE II S.à r.l., a private limited company (société à responsabilité limitée) organized under the laws of Luxembourg

By:	/S/ Gabriele Dux
Name:     Gabriele Dux

Title:	Manager

AMENDMENT NO. 4 TO BANK CREDIT AGREEMENT
AND TERM LOAN CERDIT AGREEMENT

ADMINISTRATIVE AGENT AND COLLATERAL AGENT	BANK OF AMERICA, N.A., for itself in its capacities as Administrative Agent and Collateral Agent on behalf of the lenders

By:	/S/ Angela Lau
Name:     Angela Lau

Title:	Vice President

AMENDMENT NO. 4 TO BANK CREDIT AGREEMENT
AND TERM LOAN CERDIT AGREEMENT